SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): FEBRUARY 1, 2002

                              RIMPAC RESOURCES LTD.
             (Exact name of registrant as specified in its charter)


            NEVADA                    0-29481                     91-1921379
(State or other jurisdiction of     (Commission                 (IRS Employer
        incorporation)              File Number)             Identification No.)



            3665 RUFFIN ROAD, SUITE 115, SAN DIEGO, CALIFORNIA 92123
               (Address of principal executive offices) (Zip Code)

                                 (866) 568-6266
               Registrant's telephone number, including area code

     1765 DUCHESS AVENUE, SUITE M2, WEST VANCOUVER, BRITISH COLUMBIA V7V 1P8
         (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         See the disclosure in Item 5 below.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         See the disclosure in Item 5 below.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not Applicable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On February 1, 2002, the registrant closed its acquisition of Internet LOTO, a privately-held California corporation, pursuant to the terms of a Share Exchange Agreement dated January 17, 2002 (the "Share Exchange Agreement"). Internet LOTO is now a wholly-owned subsidiary of the registrant.

         The registrant has issued 11,450,000 shares of its common stock to the shareholders of Internet LOTO. There are now 20,000,000 shares of common stock of the registrant issued and outstanding.

         The registrant's management now consists of Thomas M. Johnson, age 41, as the sole officer and director. Mr. Johnson graduated from University of California, San Diego (UCSD) with a BA in Biochemistry & Cellular Biology and minor in Computer Science in 1985. He was a Senior Coder/Programmer at Scripps Institution of Oceanography for over 4 years. Mr. Johnson also completed a certified Business Management program at UCSD in 1993. From 1985 - 1994, he worked as Director of Manufacturing for some of San Diego's highly acclaimed biotechnology and pharmaceutical companies, such as, Gen-Probe, Telios Pharmaceuticals and Chromagen.

         In April 1994, he founded HI-TEK Multimedia, Inc., a private California multimedia company specializing in development and production of interactive CD-ROMs and web sites for travel, golf, tourism and hospitality industries. From 1997 - 1998, he was a Director for Traveler's Aid, a non-profit organization assisting and aiding travelers with free information at numerous international airports. In the same year, Mr. Johnson was also a Director on the Advanced Technology Committee for the San Diego Convention and Visitors Bureau.

         From March 1999 to present, Mr. Johnson has been a technology and marketing consultant to the Secretary of Tourism for the Government of Baja California, Mexico. In addition, he is currently working with the Vietnamese government to develop a strategic marketing plan to promote tourism and investment for the country with second fastest growing economy in Asia.

         In 2000 - 2001, HI-TEK produced the Carlsbad Vacation Planner CD-ROM for the Carlsbad Convention and Visitors Bureau, which won the top digital marketing award at HSMAI (Hospitality Sales and Marketing Association International) event with over 2000 entries worldwide.

         Finally, in February 2001, Mr. Johnson founded Internet LOTO, a marketing company developing the latest online lottery technologies to assist in the promotions of state and government sanctioned lotteries worldwide.

         Lastly, Mr. Johnson speaks and writes Vietnamese, Spanish and English fluently.

         As of February 1, 2002, the executive offices of the registrant have been moved to the facilities of InternetLOTO in San Diego, California.

         Internet LOTO is a company organized in September 2001 under the laws of the State of California. It is pursuing its business plan of developing a global online lottery web portal, InternetLOTO.com. Through strategic alliances with global industry leaders, governments and charitable organizations, Internet LOTO plans on distributing e-tickets for the Internet's largest jackpot lotteries.

         Thus far, Internet LOTO has prepared its business plan; designed and launched the FLASH Animation web page (WWW.INTERNETLOTO.COM); and designed and launched the front end web site (Alpha stage).

         Except as otherwise noted, the following table sets forth certain information with respect to beneficial ownership of the registrant's shares anticipated as a result of the acquisition of IPEC: (a) each stockholder known to be the beneficial owner of more than five percent, in the aggregate, of the outstanding registrant's shares, (b) each director and executive officer of the registrant as of the date hereof, and (c) all executive officers and directors as a group.

                                                                                     NUMBER OF      PERCENT OF ALL
                                                                                   SHARES OWNED       OUTSTANDING
                       NAME                          POSITION (IF ANY)                                  SHARES(1)<F1>
                Thomas M. Johnson                Sole Officer and Director           1,431,250           7.2%

                  Lee P. Johnson                Chief Technology Officer and         1,431,250           7.2%
                                                  Director of Internet LOTO

                Amoeba Corporation                                                   8,587,500           42.9%

        Officers and Directors as a group                                            1,431,250           7.2%
                    (1 person)
         ---------------

         (1)<F1> The percentages shown are based on 20,000,000 shares, being the total of the issued and outstanding shares of the registrant upon completion of the acquisition.


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

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of businesses acquired: The audited financial statements of InternetLOTO as of and for the period from inception (September 19, 2001) through November 30, 2001 will be filed by amendment

         (b)      Pro forma financial information: To be filed by amendment.

         (c)      Exhibits:

                  REGULATION
                  S-K NUMBER                         DOCUMENT

                         2.1                Share Exchange Agreement by and between Rimpac
                                            Resources Ltd. and the shareholders of Internet Loto, Inc.
                                            Dated as of January 17, 2002

                        99.1                Press release dated February 6, 2002


ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

ITEM 9.  REGULATION FD DISCLOSURE

         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RIMPAC RESOURCES LTD.


February 6, 2002                       By: /s/ THOMAS M. JOHNSON
                                         --------------------------------------
                                           Thomas M. Johnson
                                           President